EXHIBIT 10.7

SEMI-PHOTONICS

EMPLOYEE AGREEMENT

This Employee Agreement (the “Agreement”) is entered into by and between Lanfang (Lydia) Chin (“Employee”) and Semi-Photonics Co., Ltd., a company organized under the laws of Republic of China (the “Company”), dated effective as of November 17, 2008.

1.                       Duties; Title.  Employee’s job title and duties may change from time to time on reasonable notice, based on the needs of the Company and Employee’s skills, as determined by the Company.  Employee is required to devote Employee’s full energies, efforts and abilities to the employment, unless the Company expressly agrees otherwise.

2.                       Hours of Work.  Employee is expected to work the number of hours required to get the job done.  However, Employee is generally expected to be present during normal working hours of the Company.

3.                       Adjustments and Changes in Employment Status.  Employee hereby acknowledges that the Company reserves the right to make personnel decisions regarding Employee’s employment, including but not limited to decisions regarding any promotion, salary adjustment, transfer or disciplinary action, up to and including termination, consistent with the needs of the business.

4.                       Proprietary Information Agreement.  If Employee has not already done so, Employee will be required to sign and abide by the terms of the enclosed proprietary information and inventions agreement, as attached hereto as Exhibit A (the “Proprietary Information and Inventions Agreement”), and the non-competition agreement as attached hereto as Exhibit B (the “Non-Competition agreement”).

5.                       Conflict of Interest.  Employee is not permitted to engage in any outside business activity, including consulting services, or outside employment that competes with, or may have the appearance of competing with the interest of the Company, including but not limited to being employed by, investing in, or providing times, materials or other services to any entity that buys from, sells or provide services to, or competes with the Company, or engaging in any non-Company activity that utilizes any of the Company’s equipment, physical plant, or confidential information.

6.                       Representation and Warranty of Employee. Employee represents that Employee has delivered to the Company a copy of all relevant agreements Employee had entered into with Employee’s prior employers or any entity.  Employee represents and warrants to the Company that the performance of Employee’s duties will not violate any confidentiality or employment agreements with or trade secrets of Employee’s prior employers or any entity.

7.                       Employee Benefits.  Employee will be eligible for paid time-off, vacation and holidays and other benefits in accordance with the Company policy.

8.                       Entire Agreement.  This Agreement, and the Proprietary Information and Inventions Agreement, and the Non-Competition Agreement entered between Employee and the Company constitute the entire and exclusive contract between the parties with respect to the subject matters herein, and supersede all prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein.  This Agreement cannot be changed unless in writing, signed by Employee and an authorized officer of the Company.

9.                       Severability.  If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected; and, the parties shall use their best efforts to find an alternative way to achieve the same result.

10.                 Governing Law; Interpretation.  This Agreement shall be governed by the law of Republic of China.  This Agreement is made both in English and Chinese.  The English version shall control in all interpretation, proceedings and deliberation in the event of discrepancy between the English and Chinese versions.

11.                 Jurisdiction; Arbitration.  All disputes, controversies or differences arising between the parties under or relating to this Agreement that cannot be settled amicably shall be subject to binding reconciliation or arbitration administered by Hsinchu Science Park Bureau labor agency.  In the event that the Hsinchu Science Park Bureau agency is not in the position to come to a final resolution, the matters shall be subject to the judgment of the Hsinchu District Court as the court of first instance.  The language used in all proceedings shall be in English.  The parties shall split all expenses and costs, excluding attorneys’ fees, associated with arbitration proceedings.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

SEMI-PHOTONICS CO., LTD.
		[print name]	Lanfang (Lydia) Chin
By :	/s/ Chris Wang	[signature]	/s/ Lanfang (Lydia) Chin

Name : Chris Wang		Address:

Tel:
ID:

EXHIBIT A

SEMI-PHOTONICS CO., LTD.

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Proprietary Information and Inventions Agreement (this “Agreement”) is entered into between me, Lanfang (Lydia) Chin, and Semi-Photonics Co., Ltd., a company organized under the laws of Republic of China (Taiwan), and its affiliates (collectively, the “Company”).  In consideration for the compensation received by me for employment with the Company, and effective as of the date that my employment commences, I agree as follows:

1.             Obligations Hereunder Surviving Term and Termination of Employment.  I understand and acknowledge that neither this Agreement nor any agreement entered into between the Company and me shall constitute any agreement, guarantee or promise that my employment with the Company is for any period of time.  My obligations under this Agreement shall survive and continue after any expiration or termination of my employment or this Agreement.

2.             Protection of Confidential Information.  During and after the term of my employment, I will regard and preserve as confidential, and will not divulge to any unauthorized persons, or use for any unauthorized purposes, any information, matter or thing of secret, confidential or private nature connected with the products, services, research, development or business of the Company (“Confidential Information”).  Confidential Information includes, by way of example but not of limitation, such items as know-how, processes, formulae, specifications, data, designs, schematics, pricing or cost information, marketing plans, business plans, strategies, forecasts, projections, telephone lists, personnel information, salary and compensation information, customer and supplier information, research projects, plan for future development and any other information of a similar nature or other information which is not known to the public.  Confidential Information also includes the Work Product (as defined in Section 3.1 below), as well as confidential or proprietary information of a third party to whom Company owes a duty of confidentiality or non-use.

3.             Disclosure and Assignment to Company of Work Product.

3.1           Definition of Work Product.  “Work Product” means any and all ideas, inventions, improvements, discoveries, know-how, techniques and works of authorship and other information and materials relating to light emitting diodes (“LED”) and LED-related products, and to the development, design, manufacture, production, assembly, packaging, marketing, and distribution thereof by the Company, whether or not registrable under applicable laws, that I may develop, conceive, reduce to practice, learn or work on, either alone or jointly with others, during the period of my employment by the Company.  Work Product shall also include, but shall not be limited to, all trade secrets and other information relating to the Company’s business activities and actual or anticipated research and development.  I acknowledge and agree that the Company and its assigns will be the exclusive owner of the Work Product, and all patents, trademarks, copyrights, moral rights and other legal protections in any and all countries (“IP Rights”) for the Work Product.

3.2           Protection of Rights in Work Product.  I agree to, and do hereby, assign to the Company any and all IP Rights in the Work Product.  I further agree to assist the Company in every proper way to perfect and preserve the Company’s ownership of all IP Rights in the Work Product in any and all countries.  My obligation under this Section 3.2 shall continue beyond the termination of my employment.  In the event the Company is unable to secure my signature, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any documents and perform any act to further the purposes of this Section 3.2 with the same legal force and effect as if executed by me.  I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any IP Rights assigned hereunder to the Company.

4.             No Conflicting Obligations.

4.1           No Conflict of Interest.  I acknowledge and agree that, during my employment with the Company, I am not permitted to engage in any outside business activity, including consulting services, outside employment, investment in, and providing times or to any entity that buys from, sells or provide services to, or competes with the Company.  I am also not permitted to engage in any activity not relating to the Company’s business that utilizes the Company’s equipment or Confidential Information.

4.2           No Breach of Other Obligations.  I represent that my performance of all the terms of this Agreement and that my employment by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  In particular, I will not disclose to Company, or induce Company to use, any confidential information or material in violation of the rights of my former employer or any third party.  I represent and warrant that I have returned all property and confidential information belonging to all prior employers.  I have not entered into, and I agree I will not enter into, any agreement (either written or oral) in conflict with this Agreement.  If I leave the employ of the Company, I consent to the notification of my new employer of my rights and obligations under this Agreement.

5.             Dispute Resolution Procedure.  I agree that any dispute arising out of or related to the employment relationship between me and the Company, including the termination of that relationship, shall be resolved in accordance with the dispute resolution procedures as might be set forth in an employment agreement between me and the Company.

6.             Miscellaneous Clauses.  This Agreement, together with my employment agreement with the Company, constitutes the entire agreement, and supersedes all previous or contemporaneous agreements or representations between the Company and me with regard to its subject matter.  These Agreements cannot be modified or waived unless in writing, signed by me and an authorized officer of the Company (or his or her designee).  If any term or provision of the Agreement is declared invalid, illegal or unenforceable, all remaining provisions will continue in full force and effect.  This Agreement is governed by and construed in accordance with the laws of the Republic of China, excluding that body of law known as conflicts of law.  This Agreement is made both in both English and Chinese.  The English version shall control in all interpretation, proceedings and deliberation in the event of discrepancy between the English and Chinese versions.

I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.  I understand that notwithstanding the date of execution, this Agreement is effective as of the date my employment relationship with the Company commenced or will commence.

Lanfang (Lydia) Chin	SEMI-PHOTONICS CO., LTD.
[Print name]
/s/ Lanfang (Lydia) Chin	By:	Chris Wang
[Signature]	Title:	VP
Address:

ID:

EXHIBIT B

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) is entered into effective as of                      (the “Effective Date”), by and between SEMI-PHOTONICS CO., LTD., a company organized under the laws of Taiwan (R.O.C.), and its affiliates (collectively, the “Company”), and Lanfang (Lydia) Chin (“Employee”).

RECITALS

A.            The Company is engaged in the business of light emitting diodes (“LED”), LED packaging, lighting, and other related products (such business, together with any other business of the Company conducted, constituted or reasonably contemplated by the Company during the Non-Competition Period, as defined below, being collectively referred to herein as the “Business”).

B.            The parties acknowledge that the relevant market for the Business is worldwide in scope and that there exists intense worldwide competition for the products and services of the Business.

C.            Employee is or has become a key employee of the Company and has detailed knowledge of Company’s trade secrets and other intellectual property, and other confidential and proprietary information.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

ARTICLE 1.  NON-COMPETITION

1.1           Non-Competition.  Employee acknowledges and agrees with the Company that Employee’s services to the Company are unique in nature and that the Company would be irreparably damaged if Employee were to provide similar services to any individual, corporation, company, partnership, joint venture or any other entity (each or together, the “Person”) competing with the Company or engaged in a similar business.  Accordingly, Employee covenants and agrees with the Company that during the period commencing from the Effective Date and ending twenty-four (24) months after the date of termination of Employee’s employment with the Company (the “Non-Competition Period”):  Employee shall not, directly or indirectly, either for himself or herself or for any Person, participate in any business (including, without limitation, any division, group or franchise of a larger organization) in Taiwan, China, Korea, Japan, Singapore, Malaysia, United States, Canada, Germany and Netherland which engages or which proposes to engage in the promotion, design, development, manufacture, sale, distribution or production of products or technologies involving the Business.  For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service, advice or assistance to any Person whether as a partner, director, officer, employee, agent, representative, advisor, consultant or otherwise.

1.2           No Interference with the Business; Non-Solicitation.  Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly:  (a) with respect to the Business, solicit or divert any business or clients or customers of the Company away from the Company; (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with the Company, to reduce or alter any such association or business with the Company; (c) induce or attempt to induce any Person in the employment of the

Company to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than the Company; or (d) hire, attempt to hire either for Employee’s or on behalf of any other Person, directly or through another Person any person who was an employee of the Company at any time during the Non-Competition Period.

ARTICLE 2.  REMEDIES; COMPENSATION FOR UNDERTAKINGS

2.1           Remedies.  The parties agree that (i) Employee is obligated under this Agreement to fulfill obligations, comply with covenants and provide services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such fulfillment or any violation by Employee of this Agreement, including but not limited to with respect to Article 1 of this Agreement, will materially and irreparably harm the Company, that money damage will not afford the Company an adequate remedy, and (ii) if Employee is in breach or threatens breach of any provision of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law or equity, to seek and obtain provisional relief from a court or a tribunal requiring specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.  Each of the parties to this Agreement shall be entitled to enforce such party’s rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in such party’s favor.

2.2           Compensation for Undertakings.  As consideration for the covenants described in this Agreement, the Company shall deliver to Employee, at Employee’s last known address or bank account, for each twelve-month period, commencing on the date of Employee’s termination, an amount equal to one-half of Employee’s annual salary then existed.  The parties acknowledge that this payment shall constitute sufficient consideration for the undertakings described in Article 1.  Notwithstanding the previous sentence, the parties agree that if a court or a duly seated tribunal determines that additional consideration would be required for the effectiveness and enforceability of such undertakings, then the Company shall have the option, in its sole discretion, of paying such additional consideration within a reasonable time after such court or tribunal determination.

ARTICLE 3.  MISCELLANEOUS

3.1           Entire Agreement; Conflict; Amendments and Waivers.  Employee and the Company are parties to the Employee Agreement and Proprietary Information and Inventions Agreements, dated                        (the “Other Agreements”).  In the event of any inconsistency or conflict between any of the Other Agreements and this Agreement, the terms of this Agreement shall control.  This Agreement contains the entire agreement of the parties with respect to the subject matter specifically provided hereof as of the date hereof, and supersedes all prior agreements, written or oral, with respect thereto.  This Agreement may be amended or modified and the terms and conditions hereof may be waived only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance.  No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law, in equity, by contract or otherwise.

3.2           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the notice is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery by an internationally recognized courier, to the address set forth on the signature page to this Agreement, or to the last known address.

3.3           Governing Law; Translation.  This Agreement shall be governed by and construed in accordance with the domestic laws of Republic of China (Taiwan), without giving effect to any choice of law or conflict of law provision or rule.  This Agreement may be translated into any language; the English version shall control in all respects.  Any versions of this Agreement in any other language will be for accommodation only and will not be binding upon either party.

3.4           Severability.  To the extent any provision of this Agreement, including without limitation the provisions set forth in Article 2 hereof, shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed by the court or arbitration to the extent necessary to carry out its provisions to the greatest extent possible.  In the absence of such reformation, such part of such provision shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.  To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental or Regulatory Authority in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies.  Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent possible under applicable law.

3.5           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of the Company.  Employee shall not be entitled to assign his or her obligations hereunder.  The Company may assign its rights under this Agreement to any Person in connection with any merger, consolidation or other business combination involving it or the sale of all or a substantial portion of its assets or the assets of its business.

3.6           Several Agreements.  In addition to this Agreement between the Company and the Employee, the Company has entered into a similar agreement with other key employees of the Company.  It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

3.7           Review and Representation.  Employee represents and warrants that Employee has carefully read this Agreement; that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Employee has had the opportunity to seek independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Employee is entering into this Agreement of Employee’s own free will.  Employee expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement.  The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SEMI-PHOTONICS CO., LTD.

Lanfang (Lydia) Chin
[print Employee’s name]

By:
[signature]

Name:	Address:

Title:

Fax:	Fax:
ID: